Exhibit 99.2

FNBH BANCORP, INC.

Date Submitted: August 16, 2010	Contact:	Mark J. Huber
NASDAQ Symbol: FNHM		Senior Vice President and
Chief Financial Officer
(517) 545-2213

FNBH Bancorp, Inc. Announces

Second Quarter 2010 Results

Management of FNBH Bancorp, Inc., holding company of First National Bank in Howell, announced financial results for the quarter ended June 30, 2010.  For the quarter ended June 30, 2010, a net loss of $915,000 was reported compared to a net loss of $12,076,000 for the same period last year.  The Corporation reported a net loss for the six months of $1,535,000 compared to a net loss of $12,707,000 for the same period in 2009.

President and CEO, Ronald Long, stated “Our second quarter results reflect signs of stabilization within our portfolio resulting from improved asset quality as well as improved internal processes for problem loan identification, risk grading, and work-out initiatives that have enabled us to proactively manage the loan portfolio.  We are also cautiously optimistic that our improving portfolio metrics are indicative of general stabilization in the local economy.  Our provision for loan losses totaled $1,200,000 in the second quarter of 2010 compared to $11,697,000 in the second quarter of 2009.”

At June 30, 2010, the loan loss reserve was 5.55% of loans compared to 6.97% at June 30, 2009.  Nonperforming loans were $33.3 million at June 30, 2010, a decrease from $38.7 million reported at March 31, 2010, $43.7 million at December 31, 2009 and $44.7 million reported at June 30, 2009.  Of the $33.3 million in nonperforming loans at June 30, 2010, $14.7 million were paying current in accordance with contractual terms.

Despite an improved net interest margin, earnings were negatively impacted by a decrease in net interest income of $463,000 in the second quarter of 2010 compared to the same period in 2009 resulting primarily from a decrease in earning assets.  The net interest margin for the six months ended June 30, 2010 was 4.20% compared to 3.88% at June 30, 2009.   Average loan balances decreased $46.8 million in the first six months of 2010 compared to average loan balances for the same period in 2009, and average interest bearing deposit balances decreased $52.7 million during this same period.  The six month average rate on earning assets decreased to 5.16% at June 30, 2010 from 5.35% in 2009; partially offsetting this variance was a decrease in the average rate paid on deposits to 1.14% in 2010 from 1.80% in 2009.

Second quarter 2010 results benefited from non interest expense reductions of $429,000 in salaries and employee benefits due to lower staffing levels in 2010 and severance payments incurred during the same prior year period.  FDIC premiums decreased by $104,000 based on lower deposit levels in 2010 and the industry wide FDIC special assessment of $173,000 incurred in June 2009.  The impact of these factors was partially offset by higher deposit insurance rates assessed to the Bank in 2010.  In addition, second quarter 2010 losses on the sale and valuation of other real estate decreased $273,000 from the same period in 2009.  For the three months ended June 30, 2010, tax expense of $61,000 was recognized to adjust the valuation allowance on previously recorded deferred taxes compared to a similar adjustment of $467,000 in the same period of the prior year.

At June 30, 2010, total assets were $305 million, a decrease of 15.7% from June 30, 2009.  Loans decreased to $250 million, a 16.0% decrease from June 30, 2009.  Cash and short term investments, certificates of deposit and investment securities totaled $51.6 million at June 30, 2010, a decrease of $19.1 million, or 27.0% compared with the prior year period.  Deposits decreased to $290 million, a 15.7% reduction from June 30, 2009.  Capital totaled $12.9 million at June 30, 2010, a decrease of 14.2% from June 30, 2009.

At June 30, 2010, the Bank’s total capital to risk-weighted assets ratio was 6.24% and the Tier One capital ratio was 4.12%.  These ratios are significantly below the minimum regulatory capital level requirements of 11.0% and 8.5% as imposed by the OCC under a Consent Order.

Long added, “While our ability to improve asset quality and reduce non-interest expense have positively impacted our operating performance, our overall earnings continue to suffer from the need to constrain and reduce the size of our asset portfolios.  This is due to our current need to improve our capital ratios and maximize liquidity.  We are optimistic that the Corporations’ earnings would improve if we are successful in our efforts to raise additional capital.”

First National Bank has been Livingston County’s community bank for over 100 years and has eight branches throughout the county.  The Company’s stock is traded on the NASDAQ Bulletin Board (FNHM) and can be purchased by calling Stifel, Nicolaus & Co., Inc. at (800) 676-0477, Howe Barnes Hoefer & Arnett, at (800) 800-4693, Monroe Securities Inc., at (800) 766-5560 or Hill, Thompson, Magid & Co., Inc. at (866) 291-6316.

FNBH Bancorp, Inc.

Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
Assets	2010	2009
Cash and due from banks	$30,351,389	$36,942,636
Short term investments	96,088	101,029
Total cash and cash equivalents	30,447,477	37,043,665

Investment securities:
Investment securities available for sale, at fair value	20,197,095	22,705,612
FHLBI and FRB stock, at cost	994,950	994,950
Total investment securities	21,192,045	23,700,562

Loans held for investment:
Commercial	213,977,592	235,937,243
Consumer	17,470,104	18,777,849
Real estate mortgage	18,207,051	19,330,658
Total loans held for investment	249,654,747	274,045,750
Less allowance for loan losses	(13,857,331)	(18,665,173)
Net loans held for investment	235,797,416	255,380,577
Premises and equipment, net	7,901,552	8,091,463
Other real estate owned, held for sale	6,536,061	3,777,119
Facilities held for sale, net	60,453	60,453
Accrued interest and other assets	2,639,295	4,336,526
Total assets	$304,574,299	$332,390,365

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand (non-interest bearing)	$57,308,801	$65,643,739
NOW	45,272,834	50,642,881
Savings and money market	68,227,070	72,297,919
Time deposits	113,379,375	121,200,201
Brokered certificates of deposit	5,323,036	5,410,951
Total deposits	289,511,116	315,195,691
Other borrowings	-	413,970
Accrued interest, taxes, and other liabilities	2,210,742	2,404,440
Total liabilities	291,721,858	318,014,101

Shareholders' Equity
Preferred stock, no par value. Authorized 30,000 shares; no shares
issued and outstanding	-	-
Common stock, no par value. Authorized 7,000,000 shares at June 30, 2010 and December 31, 2009; 3,161,689 shares issued and outstanding at June 30,
2010 and 3,149,850 shares issued and outstanding at December 31, 2009	6,925,840	6,738,128
Retained earnings	5,105,571	6,641,060
Deferred directors' compensation	708,371	885,919
Accumulated other comprehensive income	112,659	111,157
Total shareholders' equity	12,852,441	14,376,264
Total liabilities and shareholders' equity	$304,574,299	$332,390,365

FNBH Bancorp, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended June 30		Six months ended June 30
	2010	2009	2010	2009
Interest and dividend income:
Interest and fees on loans	$3,291,285	$4,113,435	$6,736,293	$8,453,826
Interest and dividends on investment securities:
U.S. Treasury, agency securities and CMOs	195,740	348,007	406,361	716,305
Obligations of states and political subdivisions	69,681	116,543	142,958	267,478
Other securities	6,016	6,602	10,809	16,161
Interest on certificates of deposit	-	49,187	-	100,004
Interest on short term investments	143	3,369	232	14,256
Total interest and dividend income	3,562,865	4,637,143	7,296,653	9,568,030

Interest expense:
Interest on deposits	658,872	1,262,605	1,367,686	2,590,259
Interest on other borrowings	-	7,698	1,174	49,974
Total interest expense	658,872	1,270,303	1,368,860	2,640,233

Net interest income	2,903,993	3,366,840	5,927,793	6,927,797
Provision for loan losses	1,200,000	11,696,853	2,400,000	12,896,853
Net interest income (deficiency) after provision for loan losses	1,703,993	(8,330,013)	3,527,793	(5,969,056)

Noninterest income:
Service charges and other fee income	780,621	845,306	1,554,894	1,541,018
Trust income	57,819	86,096	129,390	167,866
Gain on available for sale securities	-	76,504	-	76,504
Other	(1,582)	800	(135)	2,118
Total noninterest income	836,858	1,008,706	1,684,149	1,787,506

Noninterest expense:
Salaries and employee benefits	1,306,658	1,735,612	2,705,905	3,427,351
Net occupancy expense	255,547	251,149	539,921	586,968
Equipment expense	83,583	89,179	173,733	196,196
Professional and service fees	437,324	520,274	827,705	1,039,208
Printing and supplies	38,981	50,893	73,778	94,905
Computer service fees	116,664	119,160	233,765	225,811
Amortization expense	64,284	68,478	130,328	134,497
Director fees	16,125	20,689	33,075	44,042
FDIC assessment fees	360,493	464,688	716,854	779,895
Insurance	182,744	150,609	344,022	206,593
Loan collection and foreclosed property expenses	164,955	184,882	431,380	283,359
Net loss on sale/writedown of OREO and repossessions	141,513	414,533	172,763	594,529
Other	226,783	217,074	364,976	444,488
Total noninterest expense	3,395,654	4,287,220	6,748,205	8,057,842

Loss before federal income taxes	(854,803)	(11,608,527)	(1,536,263)	(12,239,392)

Federal income tax expense (benefit)	60,542	467,486	(774)	467,486
Net loss	$(915,345)	$(12,076,013)	$(1,535,489)	$(12,706,878)

Per share statistics:
Basic and Diluted EPS	$(0.29)	$(3.82)	$(0.48)	$(4.02)
Dividends	$-	$-	$-	$-
Basic average shares outstanding	3,191,928	3,163,491	3,190,668	3,158,804
Diluted average shares outstanding	3,191,928	3,163,491	3,190,668	3,158,804